Exhibit 32.2


                      Chief Financial Officer Certification


      In connection with Genco Shipping & Trading Limited's (the "Company") quarterly report on Form 10-Q for the three months ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  August 18, 2005                 /s/ John C. Wobensmith
                                       ----------------------
                                       Name:  John C. Wobensmith
                                       Title: Chief Financial Officer

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.